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                                                                   EXHIBIT 10.25
                        RESTRICTED SHARES AWARD AGREEMENT


     This Restricted Shares Award Agreement (the "Agreement") is made and entered into as of November 1, 1996, between Colonial Data Technologies Corp, a Delaware corporation (the "Corporation"), and Timothy R. Welles ("Award Recipient").

                              W I T N E S S E T H:


     WHEREAS, the Award Recipient is the Executive Vice President, Chief Operating Officer and a Director of the Corporation.


     WHEREAS, the Corporation wishes to recognize the valuable services rendered by the Award Recipient to the Corporation, to retain the Award Recipient as an employee of the Corporation, to provide inducement to him to continue his employment and to provide an additional incentive to him to promote the best interests of the Corporation all through the use of a restricted shares award.


     WHEREAS, the Corporation maintains the Colonial Data Technologies Corp. 1994 Long-Term Incentive Plan (the "Plan") under which the Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee") may, among other things, award shares of the Corporation's Common Stock, $.01 par value per share (the "Common Stock"), to such members of the Company's management team as the Committee may determine, subject to terms, conditions or restrictions as it may deem appropriate.


     WHEREAS, pursuant to the Plan, the Compensation Committee has awarded to the Award Recipient a restricted shares award (the "Restricted Shares Award") of certain shares of the Common Stock conditioned upon the execution by the Corporation and the Award Recipient of this Restricted Shares Award Agreement setting forth all the terms and conditions applicable to such award.


     NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the parties hereby agree as follows:


     1. AWARD OF SHARES


     Under the terms of the Plan, and subject to the terms and conditions set forth herein, the Corporation awards to the Award Recipient, on the day and year first written above (hereinafter referred to as the "Effective Date"), ten thousand (10,000) fully paid and non-assessable shares of Common Stock of the Corporation (the "Restricted Shares").


     2. SHARE RESTRICTIONS


     All Restricted Shares awarded to the Award Recipient pursuant to this Agreement are subject to the following restrictions:
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     (a) Without limiting the provisions of paragraphs 2(b) and 2(c) below, the
Restricted Shares shall be restricted until the closing of the transactions contemplated by the Agreement and Plan of Merger dated as of August 5, 1996 between US Order, Inc. and the Corporation (the "Merger Agreement"). If the Merger Agreement is terminated prior to the consummation of the transactions contemplated thereby, the Restricted Shares shall immediately be cancelled and the Award Recipient's rights with respect to the Restricted Shares shall be forfeited.


     (b) If the Award Recipient's employment with the Corporation terminates for any reason other than death or total disability, prior to December 31, 1998, such Restricted Shares that are then subject to the restrictions imposed under this paragraph 2(b) shall immediately be cancelled and the Award Recipient's rights with respect to such Restricted Shares shall be forfeited. The restrictions imposed under this paragraph 2(b) shall lapse and be of no further effect ("Lapse") as to 5,000 Restricted Shares on December 31, 1997 and as to 5,000 Restricted Shares on December 31, 1998. In the event that the Award Recipient shall die while in the regular full time employment of the Corporation or terminate his employment by virtue of his having become totally disabled, the restrictions imposed under this paragraph 2(b) shall Lapse.


     (c) Until the restrictions imposed under this paragraph 2 Lapse, the Award Recipient agrees that the Award Recipient will not sell, offer to sell, or otherwise transfer or dispose of the Restricted Shares subject to such restrictions, whether by gift, sale, assignment, pledge, other encumbrance, or by operation of law.


     3. SECRETARY TO HOLD CERTIFICATES


     In order to enforce the restrictions imposed upon the Restricted Shares under paragraph 2 of this Agreement, the Restricted Shares, together with a stock power duly executed by the Award Recipient, shall be held by the Secretary of the Corporation until the restrictions imposed pursuant to said paragraph 2 have Lapsed; and as such restrictions Lapse, the Secretary shall distribute to the Award Recipient those Restricted Shares which are no longer subject to such restrictions. The Award Recipient hereby appoints the person holding the office of Secretary of the Corporation, from time to time, as his attorney-in-fact to take all actions necessary to carry out the intent of this Agreement including but not limited to endorsing the certificate evidencing the Restricted Shares back to the Corporation, and to the extent that the Corporation is entitled to a distribution of some, but not all, of the Restricted Shares under the terms hereof, re-issuing such new certificates with regard to the Restricted Shares as may be appropriate upon Lapse of the restrictions or termination of the Award Recipient's employment.


     4. WITHHOLDING TAXES


     The Corporation shall have the right to retain and withhold from any payment of Restricted Shares awarded the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Corporation may require the Award Recipient receiving shares of Common Stock under this Restricted Shares Agreement Award to
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reimburse the Corporation for any such taxes required to be withheld by the
Corporation and withhold any distribution in whole or in part until the Corporation is so reimbursed. In lieu thereof, the Corporation shall have the right to withhold from any other cash amounts due or to become due from the Corporation to the Award Recipient an amount equal to such taxes required to be withheld by the Corporation to reimburse the Corporation for any such taxes or retain and withhold a number of shares having a market value of not less than the amount of such taxes and cancel (in whole or in part) any such shares so withheld in order to reimburse the Corporation for any such taxes.


     5. LEGAL RESTRICTIONS


     This Restricted Shares Award and the Corporation's obligation to issue shares of its Common Stock hereunder shall be subject to all applicable laws, rules and regulations, including without limitation, federal and state securities laws. It shall be a condition precedent to the Corporation's obligation to issue any shares hereunder that the Award Recipient make any representation, warranty or agreement to the Corporation as may be required by applicable law or regulation. The certificate or certificates for shares of Common Stock issued pursuant to this Agreement shall be registered in the name of the Award Recipient and shall contain, among other required legends, the following legend:


     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Colonial Data Technologies Corp. 1994 Long-Term Incentive Plan and Restricted Shares Award Agreement entered into between the registered owner hereof and Colonial Data Technologies Corp. Copies of such Plan and Restricted Shares Award Agreement are on file in the office of the Secretary of Colonial Data Technologies Corp., New Milford, Connecticut. Colonial Data Technologies Corp. will furnish to the record holder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Restricted Shares Award Agreement. Colonial Data Technologies Corp. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."


     6. ADMINISTRATION


     The Compensation Committee Board of Directors of the Corporation shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Corporation, the Award Recipient, and any and all interest parties.


     7. RIGHT TO CONTINUE EMPLOYMENT


     Nothing in this Agreement shall confer on an Award Recipient any right to continue in the employ of the Corporation or in any way affect the Corporation's right to terminate the Award Recipient's employment without prior notice at any time for any or no reason.
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     8. FORCE AND EFFECT


     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.


     9. PREVAILING LAWS


     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.


     10. SUCCESSORS


     This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.


     11. NOTICES


     Unless waived by the Corporation, any notice to the Corporation required under or relating to this Agreement shall be in writing and addressed to:


                  Colonial Data Technologies Corp.
                  80 Pickett District Road
                  New Milford, CT  06776
                  Attention:  Secretary



     12. NON-TRANSFERABILITY


     The rights of the Award Recipient under this Agreement are nontransferable and any attempted transfer thereof shall be void.


     13. ENTIRE AGREEMENT


     This Agreement contains the entire understanding of the parties and shall not be modified or amended except by an instrument in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed to waiver of any subsequent default.


     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.



                                                COLONIAL DATA
                                                TECHNOLOGIES CORP.




                                                By   /s/  Robert J. Schock
                                                   -----------------------
                                                          Robert J. Schock
                                                          Title: President




                                                    /s/  Timothy R. Welles
                                                    -----------------------
                                                         Timothy R. Welles
                                                         Award Recipient